Exhibit 10.13

First AMENDMENT TO

Executive Employment AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is executed effective the 4th day of May, 2023 by and between NeurAxis, Inc (f/k/a Innovative Health Solutions, Inc.), a Delaware corporation (the “Company”) and Brian Carrico, an individual (“Executive”). Each of the Company and Executive may be referred to herein as a “Party” or collectively as the “Parties”.

BACKGROUND

A. The Company and the Executive are parties to that certain Executive Employment Agreement (the “Employment Agreement”) dated as of August 9, 2022 (capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement).

B. The Company plans to file a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the offering of the Company’s shares of Common Stock in connection with a firm commitment underwritten initial public offering (the “IPO”).

C. The Parties desire to amend the Employment Agreement to, among other things, (i) clarify the special one-time incentive payment set forth in Section 4(d) of the Employment Agreement and the Deferred Bonus set forth in Section 4(h) of the Employment Agreement are contingent upon the effective date of the IPO and (ii) set forth a process for Executive to exercise the Stock Options in accordance with the terms of the Stock Option agreements in effect as of the date of the Employment Agreement to clarify no modification of any such Stock Option agreements was or is intended by the terms of the Employment Agreement.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Employment Agreement as follows:

1. Section 4(d) of the Employment Agreement shall be completely amended and restated, such that, as revised, Section 4(d) shall read as follows:

(d)	Special One-Time Incentive Payment. In accordance with Treasury Regulation Section 1.409A-1(b)(4)(ii), as soon as administratively practical, to reward past service, and incentivize Executive to remain with the Company for future service, a special one-time incentive payment of $435,576.92 shall be due and paid immediately in a single lump sum to Executive contingent upon and concurrently with the effective date of the IPO, and such special one-time incentive payment will be subject to taxes and withholdings.

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2. Section 4(h) of the Employment Agreement shall be completely amended and restated, such that, as revised, Section 4(h) shall read as follows:

(h)	Special Deferred Bonus.

(i)	Subject to the terms and conditions set forth in this Section 4(h), Executive shall be entitled to payment of a special deferred bonus (the “Deferred Bonus”) in an amount equal to (i) the aggregate of the strike price or exercise price of all Stock Options, as defined hereinafter (the “Aggregate Strike Price”) plus (ii) a tax gross-up payment on the Aggregate Strike Price reasonably calculated by the Company at the highest marginal rates so that after payment of all ordinary income taxes on such Aggregate Strike Price, there remains an amount sufficient to pay such ordinary income taxes (the “Gross-Up Payment”). “Stock Options” as used in this Agreement shall mean the 320,000 unexercised options to purchase stock or shares of the Company or its predecessors-in-interest held by Executive as of the Effective Date (as adjusted by the 2 for 1 stock split effective as of January 12, 2023, the “Adjustment”). For purposes of clarity, the number of Stock Options stated in this Agreement reflect the numbers after the Adjustment.

(ii)	Subject to Section 4(h)(iii) herein, the Deferred Bonus shall be paid in substantially equal twenty percent (20%) installments (collectively, the “Annual Deferred Bonus Payments” and each an “Annual Deferred Bonus Payment”) on January 2nd (or if such date falls on a weekend day or holiday, then on the next business day) on each of 2024, 2025, 2026, 2027, and 2028 (collectively, the “Scheduled Payment Dates” and each a “Scheduled Payment Date”) subject to withholding for taxes and other applicable deductions.

(iii)	As a condition of the payment of each Annual Deferred Bonus Payment, Executive must, on or before the Scheduled Payment Date, exercise at least 64,000 of the Stock Options; provided, however, Executive shall not be eligible to receive any Annual Deferred Bonus Payment unless and until the IPO is effective. If a Scheduled Payment Date occurs prior to the effective date of the IPO, the corresponding Annual Deferred Bonus Payment will be forfeited by Executive. Executive may exercise any portion of the Stock Options after a Scheduled Payment Date (if the applicable Stock Options have not expired or have not otherwise been terminated pursuant to any other provision of the applicable Stock Option agreement); provided, however, an exercise after the applicable Scheduled Payment Date shall result in forfeiture of the related Annual Deferred Bonus Payment. After the IPO, for each Stock Option exercise during the years of Stock Option exercise set forth above, the corresponding Annual Deferred Bonus Payment, payable net of taxes withheld and applicable deductions, shall be used to offset the total strike price of the exercised Stock Options (if payment of the Annual Deferred Bonus Payment and exercise of the Stock Option are in the same year), which shall comprise payment of the applicable Annual Deferred Bonus Payment as compensation to Executive for the year of Stock Option exercise. Executive shall exercise the Stock Options in accordance with Section 4(h)(v) below. Since the Stock Options are non-qualified stock options, on exercise, Executive understands that he will be liable for any taxes that may result should the fair market value exceed the strike price of the underlying stock at the time of exercise and accordingly, Executive will make arrangements for such tax liability to be paid, whether through the cash out of sufficient shares, withholding of other compensation due to him from the Company, or otherwise.

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(iv)	Contingent on the IPO becoming effective, if Executive is terminated without Cause or he terminates his employment for any reason, (including in any event death or Disability), the remaining Annual Deferred Bonus Payments that have not been forfeited under this Section 4(h) shall be paid to Executive in substantially equal installments on the remaining Scheduled Payment Dates, provided he exercises his vested Stock Options as scheduled prior to the Scheduled Payment Dates, and provided further that such exercise will not be permitted after expiration of the applicable Stock Option, and upon such expiration, any corresponding Annual Deferred Bonus Payment will be forfeited. If Executive’s employment is terminated by the Company for Cause, then he will forfeit the balance of his Deferred Bonus that remains unpaid, whether or not vested.

(v)	In order to exercise the Stock Options, Executive shall enclose payment in full of the total exercise price in cash (by certified or bank check) (the “Exercise Notice”), receipt of which shall be timely acknowledged by the Company. Each Exercise Notice shall indicate the number of Stock Options being exercised, the exercise price per share, and the total exercise price for all Stock Options being exercised. Upon exercise, Executive shall deliver any other documents that the Company requires.

(vi)	On a “Change in Control” (as defined below), Executive will fully vest in the unvested portion of his Deferred Bonus, and the remaining unpaid balance of the Deferred Bonus will be paid to Executive in a single lump sum within thirty (30) calendar days after a Change in Control, subject to withholding for taxes and applicable deductions. For purposes of this Agreement, “Change in Control” means the consummation of a transaction that constitutes a “change in the ownership” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii), respectively.

3. In all other respects, the Employment Agreement shall remain unchanged.

4. This Amendment may be executed in counterparts, and each executed counterpart shall have the same force and effect as an original instrument. The signature pages to this Amendment may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any signature page so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Left Blank Intentionally.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

COMPANY:	NeurAxis, Inc.

	By:	/s/ Christopher R. Brown
	Printed:	Christopher R. Brown
	Title:	Director of Innovation

EXECUTIVE:		/s/ Brian Carrico
Brian Carrico

Signature Page to First Amendment to Executive Employment Agreement